UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007

 ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2007, Organic To Go Food Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with select accredited investors (the “Investors”) to sell an aggregate of 3,175,000 shares of common stock, par value $.001 per share (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase an aggregate of 1,270,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds to be raised by the Company at the closing of the offering is expected to be approximately $6.35 million (the “Private Placement”). Each Share will be sold to the Investors at $2.00 per Share. The Warrants will expire five (5) years from the date of issue and may be exercised at $2.50 per Share, subject to adjustment in certain circumstances.

The offer and sale of the Shares and the Warrants are to be made by the Company in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) and Rule 506 of Regulation D thereof, relative to the offer and sale of Shares and Warrants to accredited investors, within the meaning of Rule 501 of Regulation D, of the securities of an issuer not involving any public offering.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), requiring the Company to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement (the “Registration Statement”) covering the resale of the Shares, the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and certain other securities disclosed therein within thirty (30) days following the closing of the Private Placement (the “Filing Date”). In addition, the Company is required to cause the Registration Statement to be declared effective by the SEC by the earlier of: (a)(i) the 90th day following the closing of the Private Placement if the Company is not required to file a pre-effective amendment in response to SEC comments to the Registration Statement or (ii) the 180th day following the closing of the Private Placement if the Company is required to file a pre-effective amendment in response to SEC comments to the Registration Statement; and (b) five (5) trading days following the date the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effective Date”).

If the Company fails to file the Registration Statement with the SEC by the Filing Date or fails to cause the Registration Statement to be declared by the SEC by the Effective Date (such date of failure being referred to as an “Event Date”), then the Company will be required to pay liquidated damages to each Investor equal to 1% of the aggregate investment amount paid by each such Investor on the Event Date and on each monthly anniversary of the Event Date until such failure is cured, with the maximum liquidated damages payable by the Company capped at 10% of the aggregate investment amount paid by each such Investor. The Company will not be liable for damages under the Registration Rights Agreement with respect to any Warrant Shares.

The descriptions of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement, the form of Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. In addition, in connection with the Private Placement, the Company entered into an Escrow Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

On June 27, 2007, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement, dated June 26, 2007.
10.2	Registration Rights Agreement, dated June 26, 2007.
10.3	Form of Warrant
10.4	Escrow Agreement, dated June 20, 2007.
99.1	Press Release, dated June 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: June 27, 2007	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated June 26, 2007.
10.2	Registration Rights Agreement, dated June 26, 2007.
10.3	Form of Warrant
10.4	Escrow Agreement, dated June 20, 2007.
99.1	Press Release, dated June 27, 2007